SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 8, 2003

      Nevada                               Avalon  Gold Corporation
 (State or other jurisdiction           (Exact name of registrant as
 of incorporation or organization)         specified in its charter)

                                   88-0195105
                      (I.R.S. Employer Identification No.)

      1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada
                    (Address of principal executive offices)
                                    V6E 4R8
                                   (Zip Code)

                                 (604) 664-0499
              (Registrant's telephone number, including area code)

                           Iceberg Brands Corporation
          (Former name or former address,if changed since last report)

=======================================================================


ITEM 2. DISPOSITION OF ASSETS.

On January 6, 2003, the Registrant announced it had reached an agreement to acquire Iceberg Acquisition Corporation of Scottsdale, Arizona. Iceberg Acquisition's assets were solely an agreement to acquire Iceberg Drive Inn, Inc. a chain of franchised fast food drive-inn restaurants based in the southwestern United States. The company was to issue 10,000,000 Rule 144 restricted shares (not issued) and assume the purchase contract currently held by Iceberg Acquisition Corporation. The total cost of the purchase agreement called for payment of $4,400,000 US ($120, 000 paid) to the owners of the company over a period of two years.

The Registrant is now pursuing other business opportunities with the name change reported in Item 5. On September 8, 2003, at a Special Meeting of the Board, it was decided to terminate its agreement with Iceberg Acquisition Corporation.



ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 20, 2003, the Registrant held a Special Meeting whereby the Board of Directors, by unanimous consent, adopted, effective September 8, 2003, the following amendments to its Articles of Incorporation:

Name Change.   The Registrant announces that a majority of the shares entitled to vote on such matters, approved the change of Registrant's name from Iceberg Brands Corporation to "Avalon Gold Corporation" in accordance with Section
78.385 of the Nevada Revised Statute. On August 28, 2003 the Registrant filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada changing its name to Avalon Gold Corporation.

Reverse Stock Split. The Registrant's authorized common capital stock consists of 200,000,000 shares of common stock with $0.001 par value per share, of which 20,530,298 were issued and outstanding. On August 20, 2003, the Board of Directors declared a One for Four reverse stock split of all the Registrant's outstanding common stock without any change in par value for the shares of common stock. The Registrant's capitalization of 200,000,000 shares with a par value of $0.001 per share remains the same after the split as it was before the split. Shareholder approval required to effect the reverse stock split was obtained and on August 28, 2003 the Registrant filed a Certificate with the Secretary of State of Nevada authorizing the One for Four reverse stock split.

Change of Symbol and CUSIP Number. Commensurate with the name change and reverse stock split, Registrant also took the necessary steps to change its symbol and CUSIP Number. Therefore, the Registrant's CUSIP Number has changed from 45105K 10 4 to 05343E 10 4. Effective on the open of business on September 8, 2003, the Registrant's symbol will change from IBGB to "AVGC".


ITEM 7.  EXHIBITS.

(c)  Exhibits

Exhibit No.     Description
-----------     -----------
None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

     Avalon Gold Corporation
 By: /s/: Robert Waters
  -----------------------
         Robert Waters,
          President
DATED:  September 8, 2003